Exhibit (a)(1)(iv)

Offer to Purchase for Cash

by

XBiotech Inc.

Up to $80,000,000 in Value of Common Shares

At a Cash Purchase Price Not Greater than $4.00 per Share Nor Less than $3.80 per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

EASTERN TIME, ON JUNE 15, 2023,

UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED,

THE “EXPIRATION DATE”).

May 17, 2023

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 17, 2023 (the “Offer to Purchase”), and related Letter of Transmittal (the “Letter of Transmittal,” which together with the Offer to Purchase and the website established for purposes of effectuating the offer (the “Offer Website”), as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the offer by XBiotech Inc., a British Columbia corporation (“XBiotech”), to purchase up to $80,000,000 in value of its common shares, no par value per share (the “Shares”), at a price not greater than $4.00 nor less than $3.80 per Share, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase, in the Letter of Transmittal and on the Offer Website.

XBiotech will, upon the terms and subject to the conditions of the Offer, determine a single per Share price that it will pay for Shares properly tendered and not properly withdrawn from the Offer, taking into account the number of Shares so tendered and the prices specified, or deemed specified (as described in the attached Instruction Form), by tendering shareholders. XBiotech will select the single lowest purchase price, not greater than $4.00 nor less than $3.80 per Share, that will allow it to purchase $80,000,000 in value of Shares, or a lower amount depending on the number of Shares properly tendered and not properly withdrawn. Upon the terms and subject to the conditions of the Offer, if, based on the Final Purchase Price (defined below), Shares having an aggregate value of less than or equal to $80,000,000 are properly tendered and not properly withdrawn, XBiotech will buy all Shares properly tendered and not properly withdrawn. The price XBiotech will select is sometimes referred to as the “Final Purchase Price.” Only Shares properly tendered prior to the Expiration Date at prices at or below the Final Purchase Price and not properly withdrawn will be purchased in the Offer at the Final Purchase Price, upon the terms and subject to the conditions of the Offer, including proration and conditional tender provisions described in the Offer to Purchase. Under no circumstances will interest be paid on the purchase price for the Shares, regardless of any delay in making such payment. All Shares acquired in the Offer will be acquired at the Final Purchase Price. XBiotech reserves the right, in its sole discretion, to change the per Share purchase price range and to increase or decrease the value of Shares sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission, XBiotech may increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares without extending the Offer.

XBiotech reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.

Upon the terms and subject to the conditions of the Offer, if, based on the Final Purchase Price, Shares having an aggregate value in excess of $80,000,000, or such greater amount as XBiotech may elect to purchase, subject to applicable law, have been validly tendered, and not properly withdrawn before the Expiration Date, at prices at or below the Final Purchase Price, XBiotech will accept the Shares to be purchased in the following order of priority: (a) first, from all shareholders who properly tender Shares at or below the Final Purchase Price, on a pro rata basis, subject to the conditional tender provisions described in the Offer to Purchase and with appropriate adjustment to avoid purchases of fractional Shares; and (a) second, only if necessary to permit XBiotech to purchase $80,000,000 in value of Shares (or such greater amount as XBiotech may elect to purchase, subject to applicable law), from holders who have tendered Shares at or below the Final Purchase Price subject to the condition that a specified minimum number of the holder’s Shares be purchased if any Shares are purchased in the Offer as described in the Offer to Purchase (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have tendered all of their Shares. Therefore, it is possible that XBiotech will not purchase all of the Shares that you tender even if you tender them at or below the Final Purchase Price. If any tendered Shares are not purchased in the Offer for any reason, the Letter of Transmittal or electronic submission, as applicable, with respect to such Shares not purchased will be of no force or effect, and any such Shares tendered by book-entry transfer with the Book-Entry Transfer Facility will be credited to the account maintained with the Book-Entry Transfer Facility by the participant who delivered the Shares, at XBiotech’s expense, promptly after the Expiration Date. See Section 1, Section 3 and Section 5 of the Offer to Purchase.

The Offer is not conditioned on the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions. See Section 7 of the Offer to Purchase.

We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.    You may tender your Shares at prices not greater than $4.00 nor less than $3.80 per Share, as indicated in the attached Instruction Form, to you in cash, less any applicable withholding taxes and without interest, or you may instruct us to tender your Shares at the Final Purchase Price determined by XBiotech in accordance with the terms of the Offer. If you want to maximize the chance of having XBiotech purchase all of your Shares, you may consider tendering your Shares at the Final Purchase price determined under the Offer.

2.    The Offer is not conditioned on the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

3.    The Offer, proration period and withdrawal rights will expire at 5:00 p.m., Eastern Time, on June 15, 2023, unless XBiotech extends the Offer.

4.    The Offer is for up to $80,000,000 in value of Shares. At the maximum Final Purchase Price of $4.00 per Share, XBiotech could purchase 20,000,000 Shares if the Offer is fully subscribed, which would represent approximately 65.70% of XBiotech’s issued and outstanding Shares as of May 5, 2023. At the minimum Final Purchase Price of $3.80 per Share, XBiotech could purchase 21,052,631 Shares if the Offer is fully subscribed, which would represent approximately 69.16%% of XBiotech’s issued and outstanding Shares as of May 5, 2023.

5.    Tendering shareholders who are tendering Shares held in their name or who tender their Shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to XBiotech or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Xbiotech’s purchase of Shares under the Offer.

6.    If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

7.    If you wish to condition your tender upon the purchase of all Shares tendered or upon Xbiotech’s purchase of a specified minimum number of the Shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. Xbiotech’s purchase of Shares from all tenders at or below the Final Purchase Price that are so conditioned will be determined by random lot. To elect such a condition complete the box entitled “Conditional Tender” in the attached Instruction Form. To be eligible for purchase by random lot, the Shares conditionally tendered must represent all of your Shares, and you must so indicate in the attached Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON JUNE 15, 2023, UNLESS THE OFFER IS EXTENDED.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

The Offer is being made solely under the Offer to Purchase, the related Letter of Transmittal and the Offer Website, and is being made to all record holders of Shares of XBiotech. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares of XBiotech residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

XBiotech’s Board of Directors has delegated authority to consider the Offer to an Independent Committee of XBiotech’s Board of Directors, which consists solely of independent directors who do not have a material financial interest in the transactions described in the Offer to Purchase, and the Independent Committee has approved the Offer and authorized XBiotech to make the Offer. However, none of XBiotech, any of the members of its Board of Directors (including the Independent Committee), the Information Agent or the Depositary makes any recommendation to shareholders as to whether they should tender or refrain from tendering their Shares or as to the purchase price or purchase prices at which any shareholder may choose to tender Shares. None of XBiotech, any of the members of its Board of Directors (including the Independent Committee), the Information Agent or the Depositary has authorized any person to make any recommendation with respect to the Offer. Shareholders should carefully evaluate all information in the Offer to Purchase and the Letter of Transmittal, consult their own financial and tax advisors and make their own decisions about whether to tender Shares and, if so, how many Shares to tender and the purchase price or purchase prices at which to tender.

INSTRUCTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 17, 2023 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which together with the Offer to Purchase and the website established for purposes of effectuating the offer, as they may be amended and supplemented from time to time, constitute the “Offer”), in connection with the offer by XBiotech Inc., a British Columbia corporation (“XBiotech”), to purchase up to $80,000,000 in value of its common shares, no par value per share (the “Shares”), at a price not greater than $4.00 nor less than $3.80 per Share, to the seller in cash, less any applicable withholding taxes and without interest.

The undersigned hereby instruct(s) you to tender to XBiotech the number of Shares indicated below or, if no number is specified, all Shares you hold for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

Aggregate Number Of Shares To Be Tendered

By You For The Account Of The Undersigned                      Shares.

PRICE (IN U.S. DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

(SEE INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1)	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Shareholder,” the undersigned hereby tenders Shares at the Final Purchase Price as shall be determined by XBiotech in accordance with the terms of the Offer.

☐

The undersigned wants to maximize the chance that XBiotech will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the Final Purchase Price determined by XBiotech in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the minimum price of $3.80 per Share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per Share price as low as $3.80.

(2)	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Shares at the price checked. The undersigned understands that this action could result in XBiotech purchasing none of the Shares tendered hereby if the purchase price determined by XBiotech for the Shares is less than the price checked below.

☐	$3.80	☐	$3.85	☐	$3.90	☐	$3.95	☐	$4.00

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

A SHAREHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE.

CONDITIONAL TENDER

(See Instruction 11 of the Letter of Transmittal)

A shareholder may tender Shares subject to the condition that a specified minimum number of the shareholder’s Shares tendered must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least that minimum number of Shares indicated below is purchased by XBiotech pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and XBiotech urges shareholders to consult their own financial and tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

The minimum number of Shares that must be purchased, if any are purchased, is:                      Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, XBiotech may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

The method of delivery of this document, is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

SIGNATURE

Signature(s)

Name(s)
(Please Print)

Taxpayer Identification or Social Security No.:

Address(es)
(Include Zip Code)

Phone Number (including Area Code)

Date: , 2023